As filed with the Securities and Exchange Commission on  October 16, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SILVERCORP METALS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 1378 - 200 Granville Street

Vancouver, BC Canada V6C 1S4

(604) 669-9397

(Address, including zip code, and telephone number,

including area code, of

principal executive offices)

SILVERCORP METALS INC.

STOCK OPTION PLAN (2002), AS AMENDED

(Full title of the plan)

Dr. Rui Feng

Chief Executive Officer

Silvercorp Metals Inc.
Suite 1378 - 200 Granville Street

Vancouver, BC Canada V6C 1S4

(604) 669-9397

(Name, address, including zip code,

and telephone number, including area code,

of agent for service)

With copies to:

Peter O’Callaghan. Esq. Blake Cassels and Graydon LLP Suite 2600 Three Bentall Centre Vancouver, B.C. V7X 1L3 Canada	Jonathan C. Guest, Esq. Greenberg Traurig LLP One International Place Boston, MA 02109

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,”

“accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  X              Accelerated filer  ☐            Non-accelerated filer    ☐

Smaller reporting company  ☐

___________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Shares, without par value	16,158,700	U.S.$5.53	U.S.$89,357,611	U.S.$4,987.15

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of Common Shares being registered hereby shall be adjusted to include any additional Common Shares that may become issuable as a result of stock splits, stock dividends, recapitalization or any other similar transaction that results in a change of the number of the Registrant’s outstanding Common Shares in accordance with the provisions of the plan described herein.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, based upon the average of high and low prices of the Registrant’s Common Shares as reported on the NYSE Amex on October 14, 2009.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* This information is not required to be included in, and is not incorporated by reference in, this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed or furnished by Silvercorp Metals Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a)

The Registrant’s annual report filed on Form 40-F, as amended by Amendment No. 1 (File No. 001-34184), for the year ended March 31, 2009, containing, as part of the exhibits thereto, Audited Annual Consolidated Financial Statements as at March 31, 2009 and 2008 and for the three-year period ended March 31, 2009; Management’s Discussion and Analysis of Financial Condition and Results of Operation for the year ended March 31, 2009; Annual Information Form for the year ended March 31, 2009.

(b)

All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the Registrant’s latest fiscal year covered by the document referred to in (a) above.

(c)

The description of the Registrant’s Common Shares set forth in the Registrant’s Notice of Articles, a copy of which is attached as Exhibit 99.66 to the Registrant’s registration statement on Form 40-F (File No. 001-34184) filed with the Commission on September 23, 2008.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

Under the Business Corporations Act (British Columbia), the Registrant may indemnify an eligible person against all eligible penalties to which the eligible person is or may be liable and, after the final disposition of an eligible proceedings, pay the expenses actually and reasonably incurred by the eligible person with respect to that proceeding.  An eligible person includes an individual who is or was a director or officer of the Registrant, is or was a director or officer of another corporation either at the request of the Registrant or when that other corporation is or was an affiliate of the Registrant, or an individual who, at the request of the Registrant, is or was, or holds or held a position equivalent to, a director or officer of a partnership, trust, joint venture or other unincorporated entity, as well as such individual’s heirs and legal representatives.  An eligible penalty includes a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.  An eligible proceeding is any legal proceeding or investigative action, whether current, threatened, pending or completed, in which an eligible person or any of his heirs or legal representatives is an actual or potential party or has actual or potential liability by virtue of his being or having been a director or officer or something equivalent of the Registrant or an affiliate thereof.  Expenses for which an eligible person may be indemnified include costs and charges, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

Except in the case of certain prohibited indemnifications, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party with respect to the proceeding if the eligible party has not been reimbursed for those expenses and is at least substantially successful on the merits and otherwise in the outcome.

In accordance with the Business Corporations Act (British Columbia), the Articles of the Registrant indemnify a current or former director or officer of the Registrant and his heirs or legal representatives against all judgments, penalties, or fines awarded or imposed in or amounts paid in settlement of any current, threatened, pending or completed legal proceedings or investigative actions to which such individual is an actual or potential party or actually or potentially liable with respect to a judgment, penalty, fine or expense related to the proceeding.

A policy of directors’ and officers’ insurance is maintained by the Registrant, which insures directors and officers for losses as a result of claims against them in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Articles and the Business Corporations Act (British Columbia).

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy in the United States, as expressed in the Securities Act, and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings.

1.  Item 512(a) of Regulation S-K.  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

 provided, however,, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K.  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Item 512(h) of Regulation S-K.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver BC Canada, on October 16, 2009.

SILVERCORP METALS INC.
Registrant

By:	/s/ Lorne Waldman
Lorne Waldman
Corporate Secretary

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Rui Feng and Lorne Waldman his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Dr. Rui Feng Dr. Rui Feng	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	October 16, 2009
/s/ Maria Tang Maria Tang	Chief Financial Officer (Principal Financial and Accounting Officer)	October 16, 2009
/s/ Myles Gao Myles Gao	Director	October 16, 2009
/s/ S. Paul Simpson S. Paul Simpson	Director	October 16, 2009
/s/ Greg Hall Greg Hall	Director	October 16, 2009
/s/ Earl Drake Earl Drake	Director	October 16, 2009
/s/ Yikang Liu Yikang Liu	Director	October 16, 2009
/s/ Robert Gayton Robert Gayton	Director	October 16, 2009

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, in the capacity of duly authorized representative of Silvercorp Metals Inc. in the United States, in Boston, Massachusetts on this 16th day of October, 2009.

Greenberg Traurig LLP

By: /s/ Jonathan C. Guest

Name:  Jonathan C. Guest

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Silvercorp Metals Inc. Stock Option Plan (2002), as amended

4.2	Form of Stock Option Agreement

5.1	Opinion of Blake, Cassels & Graydon LLP (including the consent of such firm) regarding the legality of the securities being offered

23.1	Consent of Blake, Cassels & Graydon LLP (included as part of Exhibit 5 hereto)

23.2	Consent of Ernst & Young, an independent registered public accounting firm

24	Power of Attorney (included on signature page)

Exhibit 4.1

AMENDED STOCK OPTION PLAN

Silvercorp Metals Inc.

STOCK OPTION PLAN (2002)

(amended October 20, 2004,  October 24, 2005, August 24, 2006 and August 12, 2009)

PART 1
INTERPRETATION

1.01

Definitions  In this Plan the following words and phrases shall have the following meanings, namely:

(a)

“Board” means the board of directors of the Company and includes any committee of directors appointed by the directors as contemplated by to Section 3.01 hereof;

(b)

“Company” means SILVERCORP METALS INC.;

(c)

“Consultant” means an individual who provides consulting, technical, management or other services to the Company or any of its subsidiaries, including a Service Provider as defined by The Toronto Stock Exchange, and who is permitted by Exchange Policy and by Securities Laws to receive, either directly or through a company, shares or options of the Company in exchange for services;

(d)

“Director” means any director of the Company or of any of its subsidiaries;

(e)

“Employee” means any individual in the employment of the Company or any of its subsidiaries or of a company providing management or administrative services to the Company;

(f)

“Exchange” means the The Toronto Stock Exchange;

(g)

“Exchange Policy” means the policies, bylaws, rules and regulations of the Exchange governing the granting of Options by the Company, as amended from time to time;

(h)

“Expiry Date” means not later than ten years from the date of grant of the Option or such shorter period as prescribed by the Exchange;

(i)

“Insider” has the meaning ascribed thereto in the Securities Act;

(j)

“Joint Actor” means a person acting “jointly or in concert with” another person as that phrase is interpreted in Section 1.9 of Multilateral Instrument 62-104;

(k)

“Option” means a stock option to purchase Shares of the Company granted under this Plan.

(l)

“Option Agreement” has the  meaning given to such term in Section 3.05 hereof;

(m)

“Option Price” means the closing market price for the Company’s Shares on the Exchange on the trading day prior to the date of grant of the Options;

(n)

“Officer” means any officer of the Company or of any of its subsidiaries as defined in the Securities Act;

(o)

“Outstanding Issue” means the issued and outstanding Shares, as determined by Exchange Policy and by Securities Laws;

(p)

“Participants” has the  meaning given to such term in Section 3.03 hereof;

(q)

“Plan” means this stock option plan as from time to time amended;

(r)

“Securities Act” means the Securities Act, R.S.B.C. 1996, c.418, as amended, from time to time;

(s)

“Securities Laws” means the acts, policies, bylaws, rules and regulations of the Canadian securities commissions governing the granting of Options by the Company, as amended from time to time;

(t)

“Shares” means common shares of the Company.

1.02

Gender  Throughout this Plan, words importing the masculine gender shall be interpreted as including the female gender.

PART 2
PURPOSE OF PLAN

2.01

Purpose  The purpose of this Plan is to attract and retain Employees, Consultants, Officers or Directors to the Company and to motivate them to advance the interests of the Company by affording them with the opportunity to acquire an equity interest in the Company through Options granted under this Plan to purchase Shares.

PART 3
GRANTING OF OPTIONS

3.01

Administration  This Plan shall be administered by the Board or, if the Board so elects, by a committee (which may consist of only one person) appointed by the Board from its members.

3.02

Committee's Recommendations  The Board may accept all or any part of recommendations of the committee or may refer all or any part thereof back to the committee for further consideration and recommendation.

3.03

Grant by Resolution  The Board may, by resolution, designate eligible persons who are bona fide Employees, Consultants, Officers or Directors, or corporations employing or wholly owned by such Employee, Consultant, Officer or Director, to whom Options should be granted and specify the terms of such Options which shall be in accordance with Exchange Policy and Securities Laws (“Participants”).

3.04

Terms of Option  The resolution of the Board shall specify the number of Shares that should be placed under Option to each such Employee, Consultant, Officer or Director, the Option Price to be paid for such Shares upon the exercise of each such Option, and the period, including any applicable vesting periods required by Exchange Policy, or by the Board or Committee, during which such Option may be exercised.

3.05

Written Agreement  Every Option granted under this Plan shall be evidenced by a written agreement (the “Option Agreement”), containing such terms and conditions as are required by Exchange Policy and Securities Laws, between the Company and the optionee and, where not expressly set out in the agreement, the provisions of such agreement shall conform to and be governed by this Plan.  In the event of any inconsistency between the terms of the agreement and this Plan, the terms of this Plan shall govern.

PART 4
CONDITIONS GOVERNING THE GRANTING AND EXERCISING OF OPTIONS

4.01

Exercise Price  The exercise price of an Option granted under this Plan shall not be less than the Option Price at the time of granting the Options.

4.02

Expiry Date  Each Option shall, unless sooner terminated, expire on a date to be determined by the Board which will not be later than the Expiry Date, except that in the circumstance where the end of the term of an Option falls within, or within two business days after the end of a self-imposed “black out” or similar period imposed under any insider trading policy or similar policy of the Company. In such circumstances, the end of the term of such Option shall be the tenth business day after the earlier of the end of such black out period, or, provided the black out period has ended, the Expiry Date.

4.03

Different Exercise Periods, Prices and Number  The Board may, in its absolute discretion, upon granting an Option under this Plan and subject to the provisions of Section 6.03 hereof, specify a particular time period or periods following the date of granting the Option during which the optionee may exercise his Option to purchase Shares and may designate the exercise price and the number of Shares in respect of which such optionee may exercise his Option during each such time period.

4.04

Number of Shares  The number of Shares reserved for issuance to any one person pursuant to Options granted under this Plan shall not exceed 5% of the outstanding Shares at the time of granting of the Options.

4.05

Termination of Employment  If a Director, Officer, Consultant or Employee ceases to be so engaged by the Company for any reason other than death, such Director, Officer, Consultant or Employee shall have such rights to exercise any Option not exercised prior to such termination within a period of 90 calendar days after the date of termination, or such shorter period as may be set out in the optionee’s  Option Agreement.

4.06

Death of Optionee  If a Director, Officer, Consultant or Employee dies prior to the expiry of his Option, his legal representatives may, within the lesser of one year from the date of the optionee's death or the expiry date of the Option, exercise that portion of an Option granted to the Director, Officer, Consultant or Employee under this Plan which remains outstanding.

4.07

Assignment  No Option granted under this Plan or any right thereunder or in respect thereof shall be transferable or assignable otherwise than by will or pursuant to the laws of succession except that, if permitted by the rules and policies of the Exchange, an optionee shall have the right to assign any Option granted to him hereunder to a trust, RRSP, RESP or similar legal entity established by such optionee.

4.08

Notice  Options shall be exercised only in accordance with the terms and conditions of the agreements under which they are respectively granted and shall be exercisable only by notice in writing to the Company.

4.09

Payment  Options may be exercised in whole or in part at any time prior to their lapse or termination.  Shares purchased by an optionee on exercise of an Option shall be paid for in full at the time of their purchase.

4.10

Options to Employees, Consultants or Management Company Employees  In the case of Options granted to Employees, Consultants or Management Company Employees, the optionee must be a bona-fide  Employee, Consultant or Management Company Employee, as the case may be, of the Company or its subsidiary.

PART 5
RESERVE OF SHARES FOR OPTIONS

5.01

Sufficient Authorized Shares to be Reserved  Whenever the Notice of Articles or Articles of the Company limit the number of authorized Shares, a sufficient number of Shares shall be reserved by the Board to satisfy the exercise of Options granted under this Plan.  Shares that were the subject of Options that have lapsed or terminated shall thereupon no longer be in reserve and may once again be subject to an Option granted under this Plan. If any Option has been exercised, the number of Shares into which such Option was exercised shall become available to be issued upon the exercise of Options subsequently granted under the Plan.

5.02

Maximum Number of Shares to be Reserved Under Plan  The aggregate number of Shares which may be subject to issuance pursuant to Options granted under this Plan, inclusive of all other stock options outstanding shall be equal to ten per cent (10%) of the Outstanding Issue, from time to time.

5.03

Maximum Number of Shares Reserved Unless authorized by shareholders of the Company, this Plan, together with all of the Company's other previously established or proposed stock options, stock option plans, employee stock purchase plans or any other compensation or incentive mechanisms involving the issuance or potential issuance of Shares, shall not result, at any time, in:

(a)

the number of Shares (i) issued to Insiders, within any one year period, and (ii) issuable to Insiders, at any time, exceeding 10% of the Outstanding Issue;

(b)

the issuance to any one Insider and such Insider's associates, within a one year period, of a number of Shares exceeding 5% of the Outstanding Issue; or

(c)

if required by Exchange Policy or Securities Laws, the issuance to Consultants of a number of Shares exceeding 2% of the Outstanding Issue.

PART 6
CHANGES IN OPTIONS

6.01

Share Consolidation or Subdivision  In the event that the Shares are at any time subdivided or consolidated, the number of Shares reserved for Option and the price payable for any Shares that are then subject to Option shall be adjusted accordingly.

6.02

Stock Dividend  In the event that the Shares are at any time changed as a result of the declaration of a stock dividend thereon, the number of Shares reserved for Option and the price payable for any Shares that are then subject to Option may be adjusted by the Board to such extent as they deem proper in their absolute discretion.

6.03

Effect of a Take-Over Bid  If a bona fide offer ( an “Offer”) for Shares is made to the optionee or to shareholders of the Company generally or to a class of shareholders which includes the optionee, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, within the meaning of subsection 1(1) of the Securities Act, the Company shall, upon receipt of notice of the Offer, notify each optionee of full particulars of the Offer, whereupon all Shares subject to such Option (“Option Shares”) will become Vested and the Option may be exercised in whole or in part by the optionee so as to permit the optionee to tender the Option Shares received upon such exercise, pursuant to the Offer.  However, if:

(a)

the Offer is not completed within the time specified therein including any extensions thereof; or

(b)

all of the Option Shares tendered by the optionee pursuant to the Offer are not taken up or paid for by the offeror in respect thereof,

then the Option Shares received upon such exercise, or in the case of clause (b) above, the Option Shares that are not taken up and paid for, may be returned by the optionee to the Company and reinstated as authorized but unissued Shares and with respect to such returned Option Shares, the Option shall be reinstated as if it had not been exercised and the terms upon which such Option Shares were to become vested pursuant to section 4.03 shall be reinstated.  If any Option Shares are returned to the Company under this section 6.03, the Company shall immediately refund the exercise price to the optionee for such Option Shares.

6.04

Acceleration of Expiry Date  If at any time when an Option granted under the Plan remains unexercised with respect to any unissued Option Shares, an Offer is made by an offeror, the Directors may, upon notifying each optionee of full particulars of the Offer, declare all Option Shares issuable upon the exercise of Options granted under the Plan, Vested, and declare that the Expiry Date for the exercise of all unexercised Options granted under the Plan is accelerated so that all Options will either be exercised or will expire prior to the date upon which Shares must be tendered pursuant to the Offer.

6.05

Effect of a Change of Control  If a Change of Control (as defined below) occurs, all Option Shares subject to each outstanding Option will become vested, whereupon such Option may be exercised in whole or in part by the optionee.  “Change of Control” means the acquisition by any person or by any person and a Joint Actor, whether directly or indirectly, of voting securities (as defined in the Securities Act) of the Company, which, when added to all other voting securities of the Company at the time held by such person or by such person and a Joint Actor, totals for the first time not less than fifty percent (50%) of the outstanding voting securities of the Company or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board of the Company.

PART 7
SECURITIES LAWS AND EXCHANGE POLICIES

7.01

Exchange's Rules and Policies Apply  This Plan and the granting and exercise of any Options hereunder are also subject to such other terms and conditions as are set out from time to time in the Securities Laws and Exchange Policies and such rules and policies shall be deemed to be incorporated into and become a part of this Plan.  In the event of an inconsistency between the provisions of such rules and policies and of this Plan, the provisions of such rules and policies shall govern.  In the event that the Company’s listing changes from one tier to another tier on a stock exchange or the Company’s shares are listed on a new stock exchange, the granting of Options shall be governed by the rules and policies of such new tier or new stock exchange and unless inconsistent with the terms of this Plan, the Company shall be able to grant Options pursuant to the rules and policies of such new tier or new stock exchange without requiring shareholder approval.

PART 8
AMENDMENT OF PLAN

8.01

Board May Amend  Subject to Section 8.03 hereof, the Board may, without prior notice to the shareholders and without further shareholder approval, at any time and from time to time, amend the Plan or any provisions thereof, or the form of Option Agreement or instrument to be executed pursuant to the Plan, in such manner as the Board, in its sole discretion, determines appropriate:

(a)

for the purposes of making formal minor or technical modifications to any of the provisions of the Plan;

(b)

to correct any ambiguity, defective provisions, error or omission in the provisions of the Plan;

(c)

to change any vesting provisions of Options;

(d)

to change the termination provisions of the Options or the Plan;

(e)

to change the persons who qualify as eligible Participants under the Plan;

(f)

to add a cashless exercise feature to the Plan;

(g)

to add or change provisions relating to any form of financial assistance provided by the Issuer to Participants that would facilitate the purchase of securities under the Plan;

(h)

to extend the term of any Option previously granted under the Plan to non-Insiders; and

(i)

to reduce the exercise price of any Option previously granted under the Plan to non-Insiders,

provided, however, that: no such amendment of the Plan may be made without the consent of such affected Participant if such amendment would adversely affect the rights of such Participant under the Plan.

8.02

Termination  The Board may terminate this Plan at any time provided that such termination shall not alter the terms or conditions of any Option or materially impair any right of any Participant pursuant to any Option granted prior to the date of such termination except with the consent of such Participant and notwithstanding such termination the Issuer, such Options and such Participants shall continue to be governed by the provisions of this Plan.

8.03

Amendments Requiring Shareholder Approval. Shareholder approval shall be obtained in accordance with the requirements of the Exchange for any amendment that results in:

(a)

an increase in the number of shares issuable under Options granted pursuant to the Plan;

(b)

a reduction in the exercise price of an Option granted to an Insider of the Company; or

(c)

an extension of the term of an Option granted under the Plan benefiting an Insider of the Company.

PART 9
EFFECT OF PLAN ON OTHER COMPENSATION OPTIONS

9.01

Other Options Not Affected  This Plan is in addition to any other existing stock options granted prior to and outstanding as at the date of this Plan and shall not in any way affect the policies or decisions of the Board in relation to the remuneration of Directors, Officers, Consultants and Employees.

PART 10
OPTIONEE'S RIGHTS AS A SHAREHOLDER

10.01

No Rights Until Option Exercised  An optionee shall be entitled to the rights pertaining to share ownership, such as to dividends, only with respect to Shares that have been fully paid for and issued to him upon exercise of an Option.

PART 11
EFFECTIVE DATE OF PLAN

11.01

Effective Date  This Plan shall become effective upon the later of the date of acceptance for filing of this Plan by the Exchange or the approval of this Plan by the shareholders of the Company, however, Options may be granted under this Plan prior to the receipt of approval by shareholders and acceptance from the Exchange.

DATE OF PLAN: November 14, 2002

AMENDED: October 20, 2004; October 24, 2005, August 24, 2006, and August 12, 2009.

Exhibit 4.2

STOCK OPTION AGREEMENT

THIS AGREEMENT is made as of the [             ], 2009.

BETWEEN:

SILVERCORP METALS INC., of Suite 1378 – 200 Granville Street, Vancouver, British Columbia V6C 1S4

(the “Company”)

OF THE FIRST PART

AND:

[                                                             ]

(the “Optionee”)

OF THE SECOND PART

WHEREAS:

A.

The Company has established a Stock Option Plan, as amended (the “Plan”), which has been approved by the shareholders of the Company.

B.

The Optionee is a director, officer or employee of, or consultant to, the Company or to one of its subsidiaries, an employee of a company providing services to the Company, or to one of its subsidiaries, or a company, all of the voting shares of which are owned by one of the foregoing persons.

C.

The Company wishes to grant the Optionee an option to purchase common shares in the capital of the Company.

D.

The Company’s shares are listed and posted for trading on the Toronto Stock Exchange (the “Exchange”) and the NYSE Amex Exchange.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the sum of $1.00 given by the Optionee to the Company (the receipt of which is hereby acknowledged by the Company) the parties hereto agree as follows:

1.

Grant - The Company hereby grants to the Optionee an option to purchase a total of [number] common shares in its capital (the “Option”) at a price of CDN$[x.xx] per share.  Subject to the vesting schedule set out in paragraph 2 hereof, the Options are exercisable at any time after the receipt of Exchange approval, and before 5:00 p.m. on [       ] (the “Expiry Time”).

2.

Exercise - In order to exercise the Option, the Optionee shall, before the Expiry Time, give notice to the Company of the Optionee’s intention to exercise the Option in whole or in part, such notice to be accompanied by cash, bank draft, money order or certified cheque, payable to the Company, in the appropriate amount.  Options vest and become exercisable on the following basis: 8.333% on [          ], 2009, and thereafter a further 8.333% every three months for a period of three years.

3.

Termination - If an Optionee shall:

a)

cease to be a director of the Company and any of its Designated Affiliates (and is not or does not continue to be an employee thereof);

b)

cease to be employed by the Company or any of its Designated Affiliates (and is not or does not continue to be a director thereof) for any reason (other than by reason of the death of the Participant) or shall receive notice from the Company or any of its Designated Affiliates of the termination of the Participant’s employment;

c)

cease to be a Consultant or Consultant Company (and is not or does not continue to be an employee or director of the Company or any of its Designated Affiliates); or

d)

cease to be a Management Company Employee;

(collectively, “Termination”) that Optionee shall have such rights to exercise any Option not exercised prior to such Termination within a period of 30 calendar days after the date of Termination.

4.

Termination on Death - In the event of the death of an Optionee who is a director of the Company or any of its Designated Affiliates or who is an employee of or Consultant to the Company or any of its Designated Affiliates, or the death of an individual who is the shareholder of a Participant which is a Consultant Company where that individual has provided services to the Company or any of its Designated Affiliates (through the Participant Consultant Company), the Option theretofore granted to such Participant shall only be exercisable until the earlier of the expiry of the 180 day period next succeeding such death and the Expiry Date, and then only:

a)

by the person or persons to whom the Participant’s rights under the Option shall pass by the Participant’s or the Participant’s shareholder’s will or the laws of descent and distribution; and

b)

to the extent that the Participant was entitled to exercise the Option at the date of his or her death.

5.

The Option granted is personal to the Optionee and may not be assigned or transferred in whole or in part.

6.

This Agreement and the Option shall in all respects be governed by the provisions of the Company’s Plan, a copy of which is attached to this Agreement as Schedule “A”.  Definitions used in the Plan apply herein.  The Optionee hereby acknowledges that the Optionee has read and accepts the terms and conditions of the Stock Option Plan.

7.

This Agreement and the grant of the Option shall be subject to the approval of all securities regulatory authorities having jurisdiction and, if necessary, to approval by shareholders. Any amendment to this Agreement may be subject to regulatory approval and approval of the shareholders of the Company.

2

8.

This Agreement shall be construed and enforced in accordance with the laws of British Columbia.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SILVERCORP METALS INC.

Per:

__________________________________

Authorized Signatory

Optionee

__________________________________

3

Exhibit 5.1

Reference: 96420/1

October 16, 2009

Silvercorp Metals Inc.

Suite 1378 - 200 Granville Street

Vancouver, British Columbia V6C 1S4

Canada

Re:

Shares to be Issued Under the Silvercorp Metals Inc. Stock Option Plan (2002), as amended

Dear Sirs/Mesdames:

We have acted as Canadian counsel in connection with the preparation of a Registration Statement on Form S-8 to be filed with the United States Securities and Exchange Commission (the “Commission”) on or about October 16, 2009 (the “Registration Statement") under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 16,158,700 common shares (“Common Shares”) of Silvercorp Metals Inc., a British Columbia corporation (the “Corporation”), issuable upon the exercise of options (“Options”) granted pursuant to the Silvercorp Metals Inc. Stock Option Plan (2002), as amended (the “Plan”), in the manner set forth in the Registration Statement.

For the purposes of this opinion, we have considered such questions of law and have examined such other documents as we have considered necessary to give the opinions expressed herein. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or conformed copies.

We express no opinion as to the laws or any matters governed by any laws of any jurisdiction other than the laws of the Province of British Columbia and the Federal laws of Canada applicable therein.

Based upon and in reliance of the foregoing, we are of the opinion that the 16,158,700 Common Shares have been duly and properly allotted and reserved for issuance pursuant to the Plan and, upon issuance of those Common Shares following proper exercise of the Options under the Plan and payment of the exercise price in respect of such Options, those Common Shares will be validly issued as fully paid and non-assessable Common Shares in the capital of the Corporation.

We consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Blake, Cassels & Graydon LLP is a limited liability partnership under the laws of Ontario

The opinions expressed above are provided exclusively for the benefit of the Corporation and for use in connection with the filing of the Registration Statement. The opinions may not be used or relied on by any other person or for any other purpose without our prior written consent.

Yours truly,

/s/ Blake, Cassels & Graydon LLP

Blake, Cassels & Graydon LLP is a limited liability partnership under the laws of Ontario

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option Plan (2002), as amended, of Silvercorp Metals Inc. of our report dated June 3, 2009, with respect to the consolidated financial statements of Silvercorp Metals Inc. as of March 31, 2009 and 2008 and for each of the three years in the period ended March 31, 2009 included in its Annual Report on Form 40-F/A (Amendment No. 1) for the year ended March 31, 2009 filed with the Securities and Exchange Commission.

Vancouver, Canada,	/s/ Ernst & Young LLP
October 16, 2009	Chartered Accountants